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                                                                    EXHIBIT 10.6

                              EMPLOYMENT CONTRACT

         AGREEMENT, dated this 16th day of December, 1993, between Signature Inns, Inc., hereinafter referred to as the "Employer", and Martin D. Brew , hereinafter referred to as the "Employee".

         1. Employment. The Employer hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

         2. Term. The employment hereunder shall commence on Dec. 16, 1993, and shall continue for one (1) year, unless previously terminated pursuant to the provisions hereinafter contained. At the expiration date of the initial one (1) year term of this Agreement, the Agreement shall be subject to one automatic renewal for an additional term of one (1) year, and thereafter, subsequent renewal terms of six (6) months each, unless either party delivers notice of termination to the other party no later than thirty (30) days prior to the first day of the applicable renewal term.

         3. Salary and Bonus. For all services rendered by the Employee under this Agreement, Employer shall pay the Employee annualized base compensation of Sixty-Eight Thousand Five Hundred Dollars ($ 68,500.00) (less all ordinary employment tax deductions) payable in equal installments every two weeks of employment. Employee's performance and salary shall be reviewed annually by Employer's Board of Directors. Employee's salary shall be subject to increase at the discretion of the Employer's Board of
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Directors. In addition thereto, Employee also shall be eligible to receive bonuses, if any, including but not limited to, the Executive Incentive Compensation Program (EICP), in such amounts and on such terms as the Board of Directors of the Employer shall determine in its sole discretion, but with the understanding that the EICP bonus is earned and accrued monthly.

         4. Duties. The Employee is engaged as Controller and Treasurer of the Employer. The general duties of the position are set forth in either or both the Employer By-laws or the "Schedule of Employee Duties" which is attached hereto as Exhibit "A" and by this reference made a part hereof. The precise duties and services of the Employee may be extended or curtailed, from time to time, at the direction of the Board of Directors of the Employer. The Employee's duties shall be reasonably related to those ordinarily performed by a person employed in such a job position.

         5. Extent of Services. The Employee shall devote all of his/her professional time, efforts, skill and ability to the business of the Employer, and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless any such other business activity is disclosed to and approved by the Board of Directors of the Employer. Nor shall this paragraph 5 be construed as preventing the Employee from investing his/her assets in such form or manner as will not require any services on the part of the Employee in the


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operation of the affairs of the companies in which such investments are made.

         6. Expenses and Limitation of Authority. Employer shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by Employee directly for and on behalf of Employer upon the presentation by the Employee, from time to time, of an itemized account of such expenditures. Employee shall not have the authority to monetarily obligate the Employer without the prior written approval of the Employer. Employee shall not have any authority to change the terms of employment, including but not limited to compensation, of any employee of Employer, without the prior written approval of the Employer. Employee agrees to indemnify and hold Employer harmless as to any and all disputes, actions, or claims, including all costs and attorney's fees, asserted against Employer, arising from Employee's willful misconduct.

         7. Fringe Benefits. Employee shall be entitled to all fringe benefits given other employees of Employer of equal rank or compensation as set forth in the manual of standard company policies. Employee understands and agrees that all benefits are subject to change from time to time at the sole discretion of the Board of Directors of Employer to the extent permitted by law. All corporate employees are eligible for participation in the Corporate Stock Option Plan.


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         8. Restrictive Covenant. For a period of time equal to the term of employment most recently in effect under Paragraph 2 of this Agreement, after termination of employment for just cause by Employer or resignation without just cause by Employee, Employee agrees:

         (1) not to compete with Employer or any of its franchisees or affiliated partnerships as an officer, director, partner, employee, or individually, by directly or indirectly assisting in the operation of a hotel or motel within a five (5) mile radius of any Signature Inn in operation at the time of the termination of employment;

         (2) not to attempt to hire, engage or employ, or solicit, contact or communicate with, for the purpose of hiring, employing or engaging any person who is then an employee or commissioned agent of the Employer (or of a franchise or affiliated partnership) or who was such an employee at any time within the twelve-month period immediately prior thereto.

         The Employee acknowledges that the restricted period of time and geographic region specified are reasonable in view of the nature of the business in which the Employer is engaged and the Employee's knowledge of the Employer's operations. If the scope of any stated restriction is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law. Employee hereby agrees that regardless of the actual date employment commences,


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this covenant is supported by consideration consisting of continued employment, and refusal to abide by this covenant constitutes just cause for termination.

         9. Acknowledgement. Employee recognizes that Employer's business involves all aspects of hotel/motel operation. Employee acknowledges that:

         a.  Employer's services and system are highly specialized items;

         b. Employer has a proprietary interest in the documents and information regarding its methods of development, customers, computer software, sales, pricing, costs, and the specialized requirements of Employer's operation; and

         c. Such information is highly confidential and possesses a commercial value from not being generally known.

          10. Employer Trade Secret Information. Employee hereby understands and agrees that Employee will, at all times, conform his/her conduct to the requirements of the Indiana Trade Secrets Act, I.C. Section 24-2-3-1, et seq., a copy of which is attached hereto as Exhibit "B" and by this reference made a part hereof. Employee will not misappropriate (e.g., use or disclose to any third party) any trade secret of Employer. Employee recognizes that the penalties for a trade secret violation include disgorgement of profits, payment of royalties, compensatory damages, punitive damages, and attorney's fees. Employee understands that he/she may ask Employer to render an opinion as to whether the Employer considers certain knowledge to be a trade secret, if such a question should arise. Employee understands that upon termination


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of employment with the Employer for any reason, Employee will continue to be prohibited at any time thereafter from misappropriating any trade secret of Employer.

         11. Confidential/Proprietary Information of Employer. Employee agrees that during the period of employment by the Employer, and for a period of twelve
(12) months following termination of employment, for any reason, Employee will not disclose, cause to be disclosed, or otherwise allow to be disclosed, any confidential/proprietary information of the Employer that, while not a "trade secret" under the Indiana Trade Secrets Act, possesses independent economic value to the Employer from not being generally known by other persons who can obtain economic value from its disclosure or use. Employee understands that he/she can ask Employer to render an opinion as to whether the Employer considers certain knowledge or information to be confidential/proprietary information, if such a question should arise.

         12. Employee Work Product. Employee agrees that any invention, enhancement, process, method, design and any other creation (hereinafter "Product") that Employee may develop, invent, discover, conceive or originate, along or in conjunction with any other person during business hours or on behalf of the Employer, during the term of the Employee's employment, and for a period of twelve (12) months thereafter, that relates to the business of Employer now or hereafter carried on by it, or to the use of any


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product involved therein, shall be the exclusive property of the Employer.
Employee understands and agrees that in partial consideration of Employee's employment for the compensation received, and for continued employment, all such products shall be the exclusive property of the Employer and thus subject to patent, copyright, registration or other legal protective custody by the Employer.

         Employer shall have the authority and this instrument shall operate:
(1) to give the Employer authority to execute, sell and deliver as the act of the Employee, any license agreement, contract, assignment or other instrument in writing that may be necessary or proper; (2) to convey to Employer the entire right, title and interest in and to any such product. Employee further agrees to hold Employer and its assigns harmless by reason of Employer's acts pursuant to this paragraph. Employee further agrees that, during the term of his/her employment and any time thereafter, Employee shall cooperate with the Employer and its counsel in the prosecution and/or defense of any litigation which may arise in connection with any product referred to in this paragraph.

         13. Return of Property. Employee agrees to return all property of Employer, including, but not limited to equipment, prices, specifications, programs and any other proprietary data or objects acquired through Employee's employment with the Employer, as well as any and all copies of such items, within seven (7) days


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upon the termination of employment, whether said termination be with or without just cause.

         14. Injunction. In the event of breach of any provisions of this Agreement, Employer shall be entitled to seek damages if determinable but it is hereby agreed that any such remedy at law is inadequate as to a breach of paragraphs 8, 10, 11, 12, or 13 of this Agreement, and thus, Employer shall also be entitled to injunctive relief. Such a breach shall cause the applicable restrictive time period stated herein to be extended to run from the date of full compliance with any court-ordered injunction. Employer also shall be entitled to reasonable attorney's fees incurred in the enforcement of all such relief. The remedies herein provided shall be cumulative and no single remedy shall be construed as exclusive of any other or of any remedy provided at law. Failure of Employer to exercise any remedy at any time shall not operate as a waiver of the right of Employer to exercise any remedy for the same or subsequent breach at any time thereafter.

         15. Termination. Employment may be terminated as follows:

         a. By mutual agreement of the parties upon such terms as may be agreed to by the parties;

         b. For just cause. The Employer may terminate the Employee's employment hereunder for just cause. For purposes of this Agreement the Employer shall have "just cause" to terminate the Employee's employment hereunder upon conviction of a felony, or continued willful or grossly negligent failure by the Employee to substantially perform his duties hereunder (other than any failure resulting from Employee's incapacity due to physical or mental illness). In the event of termination


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             for just cause, employee shall not be entitled to any severance pay.

         c. Without just cause/resignation with just cause. The Employer may terminate Employee's employment without just cause upon forty-five
             (45) days prior written notice to Employee. Termination of Employee's employment for any reason, other than specified as for just cause (as defined in paragraph 15. b. of this Agreement), shall constitute termination of this Agreement "without just cause. " In addition, any material breach of this Agreement by Employer, unless cured by Employer within forty-five (45) days after written notice from Employee, shall constitute grounds for resignation with just cause. This shall include the situation where Employee determines in good faith that his status or responsibilities with the Employer has or have diminished subsequent to a change in control as defined in paragraph 25, and Employee has given notice to the Employer of his resignation for this reason within two (2) years after such change in control. In the event of termination without just cause, or resignation, Employee, if requested by the Employer, shall continue to render his services during the forty-five (45) day notice period, and shall be paid his regular compensation up to the date of cessation of service. After completion of such service, to the extent required by this Agreement, the Employer shall make a lump sum severance payment equal to regular compensation as defined in paragraph 15. e., within thirty (30) days of the last day of employment. If Employee resigns without just cause, or is terminated with just cause, Employee will not be entitled to severance pay.

         d. Death or Disability. In the event of the death of the Employee during the term of this Agreement, the Agreement shall terminate as of that date without bonus or severance pay. In the event Employee becomes disabled and cannot continue to perform his/her duties, the Employee shall be treated in conformity with the manual of standard company policies then in effect. Employee shall also retain all rights under COBRA.

         e. Regular Compensation. For purposes of this paragraph 15, for the initial term of employment and the one year renewal period under this Agreement, regular compensation shall be understood to mean the base annual compensation for the prior year, excluding any bonus. For any renewal periods after the initial one year renewal period of employment under this Agreement, regular compensation


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             shall be understood to include six (6) months base compensation plus 50% of any annual bonuses received by Employee during the most recent year prior to termination, plus six (6) months of continued health insurance coverage. It is understood that any notice period shall count toward calculation of whether the Employee has worked a full term under the Agreement.

         Provided, however, that upon termination of employment, notwithstanding any other provisions contained herein to the contrary, the provisions of paragraphs 8 through 14, 22, and 23 shall continue in full force and effect for the period of time therein stated.

         16. Notices. Any notices required or permitted to be given under this Agreement shall be in writing, and sent by certified mail to the last known residential address in the case of the Employee, or to its principal office in the case of the Employer.

         17. Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. The contract cannot be assigned by the Employer without the written consent of the Employee. This Agreement shall also be binding upon the heirs and executor or administrator of Employee.

         18. Integration. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.


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         19. Severability. Should any clause of this Agreement be found void by a court of law, that fact shall not impair the remainder of this Agreement.

         20. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Indiana.

         21. Warranty. Employee hereby warrants and represents as follows:

         a. That the execution of this Agreement and the discharge of Employee's obligations hereunder will not breach or conflict with any other contract, agreement, or understanding between Employee and any other party or parties;

         b. Employee has ideas, information and know-how relating to the type of business conducted by Employer, and Employee's disclosure of such ideas, information and know-how to Employer will not conflict with or violate the rights of any third party or parties.

         22. Arbitration. In the event of any dispute over the terms of this Agreement, excluding any violation of the provisions of paragraphs 8 through 14, the parties agree to arbitrate such dispute pursuant to the rules and procedures of the American Arbitration Association.

         23. Attorney's Fees. If any party to this Agreement breaches any of the terms of this Agreement, then that party shall pay to the non-breaching party all of the non-breaching party's costs and expenses, including attorney's fees, incurred by that party in enforcing the terms of this Agreement.

         24. Construction of Agreement. The parties hereby confirm and agree that this Agreement is the result of negotiation and


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compromise, and that in interpreting this Agreement neither party shall be considered to be the drafter of the document, and that the language should not be strictly construed against either party. Instead, the language of the Agreement should be interpreted consistent with the ordinary and reasonable meaning of the words used.

         25. Change in Control. For purposes of this Agreement, a "change in control" shall be deemed to have occurred if and when:

         a. Any person or group of persons acting in concert shall have acquired ownership of or the right to vote or to direct the voting of shares of capital stock of the Employer representing 15% or more of the total voting power of the Employer, or

         b. The Employer shall have merged into or consolidated with another corporation, or merged another corporation into the Employer, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Employer prior to such merger or consolidation, or

         c. The Employer shall have sold substantially all of its assets to another corporation or other entity or person.


         IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first above written.

                              SIGNATURE INNS, INC.


                              By: /s/  John D. Bontreger
                                  -----------------------
                                          EMPLOYER

                                  /s/ Martin D. Brew
                                  -----------------------
                                      Martin D. Brew

                                          EMPLOYEE



                                                Affirmed:         April 14, 1995


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                                                                       Exhibit A

                                JOB DESCRIPTION

                JOB TITLE

Exempt

                                       Treasurer and Controller

                            GENERAL RESPONSIBILITIES

         Manage Accounting Department, perform treasury functions, and promote automation strategy and implementation for hotels and corporate office.


                                SPECIFIC DUTIES

1.       Management of Accounting Department

              Supervise Accounting Managers
              Financial statement reporting including SEC Reporting
              Corporate budget preparation and monitoring
              Coordinate audits and tax filings for corporation and partnerships Annual reports coordination including preparation and distribution Legal compliance reporting
              Coordinate legal services with outside attorney
              Limited Partner database maintenance and contact person
              Corporate budgeting preparation and monitoring

2.       Treasury Functions

              Cash management supervision and monitoring
              Property and casualty insurance renewal and administration Company shareholders, contacts, meetings, proxy, votes, etc.

3.       Automation Responsibilities
              Chairman of Automation Committee

4.       Member of Executive Committee, Finance Committee, and Human Resources
              Committee (provide input to Refurbishing Committee)

5.       Reports to Vice President of Finance/Chief Financial Officer


The above duties may be supplemented occasionally with additional duties related to company objectives.